                                                                 EXHIBIT 10.3 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                        SEVERANCE/NON-COMPETE AGREEMENT
                             (William J. Brummond)

     THIS SEVERANCE/NON-COMPETE AGREEMENT (this "Agreement") is made and entered
into this           day of                  , 1994, by and between William J.
Brummond ("Individual") and Coram Healthcare Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Company is a party to that certain Agreement and Plan of Merger dated as of February 6, 1994 (as amended, the Merger Agreement"), by and among the Company, Curaflex Health Services, Inc., a Delaware corporation ("CHS"), HealthInfusion, Inc., a Florida corporation ("HII"), Medisys, Inc., a Delaware corporation ("MI"), T2 Medical, Inc., a Delaware corporation ("T2"), CHS Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company ("CHS Sub"), HII Acquisition Company, a Florida corporation and wholly owned subsidiary of the Company ("HII Sub"), MI Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company ("MI Sub"), and T2 Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company ("T2 Sub"), pursuant to which, among other things, T2 Sub, CHS Sub, HII Sub and MI Sub will merge with and into T2, CHS, HII and MI, respectively, and T2, CHS, HII and MI will thereby become wholly owned subsidiaries of the Company (the "Merger"); and

     WHEREAS, the Individual is presently employed by MI as its Chief Executive Officer and President and, upon consummation of the Merger, will thereafter be employed by the Company as a Vice President of the Company, on an "at will" basis.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Company and the Individual, intending to be legally bound, hereby agree as follows:

     1. Nature of Employment with the Company.

     (a) Individual's employment by the Company is, as of the date hereof, and shall hereafter be on an "at will" basis, subject to the provisions with respect to termination set forth herein and the other terms and provisions hereof.

     (b) Individual agrees to faithfully and diligently perform on a full-time basis such duties as shall be assigned to Individual by the Board of Directors of the Company, such duties to be commensurate with the Individual's position as a Vice President of the Company.

     (c) In consideration for the performance by Individual of the duties described in Section 1(b) above, Individual shall receive a salary equal to $275,000 per annum (the "Base Salary"), and such Base Salary shall continue to be paid on a regular basis in accordance with the Company's normal payroll procedures and policies and shall not, subject to the provisions of Section 4 hereof, be reduced during the term of Individual's employment with the Company pursuant to this Agreement without his prior written consent. The amount of the Base Salary shall be reviewed in accordance with the review practices and policies of MI applicable to Individual as existed immediately prior to the date hereof. Individual shall also be entitled to receive, in addition to the Base Salary, an annual bonus compensation amount equal to up to 100% of the Base Salary based upon earnings per share or other performance objectives set by the Compensation Committee of the Company. In addition, the Individual shall be entitled to participate, subject to the provisions, rules and regulations applicable thereto, including provisions empowering the Board of Directors of the Company to modify and/or terminate any such plan or programs, in all employee stock option and other employee benefit plans or programs (including vacation time, sick leave and holidays) of the Company (including all such plans and programs of the Company adopted in addition to or in replacement of any of MI's or the Company's plans

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or programs), on the same basis and to the same extent as he or she was entitled to participate immediately prior to the date hereof and on the same basis and to the same extent as other employees of equal rank of MI or of the Company are entitled to participate in the future. In furtherance of and without limiting the foregoing, Individual shall be entitled to receive all employee benefits and perquisites, including, without limitation, vehicle allowance and club dues and continuing rights to such items following termination, on the same basis and to the same extent as Individual received from MI prior to the date hereof, which employee benefits and perquisites shall not, subject to the provisions of
Section 4 hereof, be diminished during the term of Individual's employment with the Company pursuant to this Agreement without his prior written consent. In accordance with the Company's policies established from time to time, the Company will also continue to pay or reimburse the Individual for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts and vouchers therefor.

     2. Non-Competition; Non-Solicitation. Individual agrees that he will not while employed with the Company, either directly or indirectly, for himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity (whether as an individual, officer, director, partner, agent, security holder, creditor, or consultant) engage in any line of business in which the Company or any subsidiary of the Company (including, but not limited to, MI) is currently engaged and for a 36 month period following the date of his termination of employment with the Company, and provided that the Company is in compliance with all of the terms of Section 4(c) hereof, either directly or indirectly, for himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity (whether as an individual, officer, director, partner, agent, security holder, creditor, or consultant):

          (a) (1) in the event that Individual's employment with the Company terminates within the six month period commencing on the closing date of the Merger, engage in any line of business in which MI or any subsidiary of MI is currently engaged or (2) in the event that Individual's employment with the Company terminates after such six month period, engage in any line of business in which the Company or any subsidiary of the Company (including, but not limited to, MI) is currently engaged; provided, however, that (i) Individual may hold and continue to hold company securities or, solely as an investment, shares of capital stock or other equity securities of any company which are traded on any securities exchange or are regularly quoted in the over-the-counter market, so long as Individual does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such company which is within the scope of this restriction.

          (b) (1) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company or any subsidiary or parent company of the Company in connection with any line of business in which MI or any subsidiary of MI is currently engaged, unless such employee or former employee has not been employed by the Company or such subsidiary or parent company for a period in excess of six (6) months; and/or (2) call on or solicit any of the actual or targeted prospective physician/consultants (which shall include all physicians who provide or who are reasonably likely to provide marketing, management or advisory or other services to the Company or such subsidiary of parent company for a fee) or customers of the Company or of such subsidiary or parent company in connection with any line of business that is competitive with any line of business in which MI or any subsidiary of MI is currently engaged, nor shall Individual make known the names or addresses of such physician/consultants or customers or any information relating in any manner to the Company's business relationships with such physician/consultants or customers.

     3. Confidential Information. Individual will hold in strictest confidence and shall not disclose to any person or entity without the express prior authorization of the Company, any information, including, without limitation, any financial information (including, without limitation, financial statements of the Company), marketing data, technique, process, formula, developmental or experimental work, work in progress, business methods, trade secrets (including, without limitation, any customer list or lists of customer sources), marketing techniques or plans, or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or any subsidiary or parent company of the

                                      (84)
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Company, including, without limitation, any information relating to any business opportunity made by or to the Company or any such subsidiary or parent company, but excluding any knowledge or expertise possessed by Individual prior to Individual's commencement of employment with MI and any information in the public domain. Individual agrees that he will not make use of any of the above at any time for up to five (5) years after termination of his employment. Upon termination of employment, Individual shall deliver to the Company all documents, records, notebooks, work papers and all similar repositories containing any information concerning the Company or any subsidiaries or parent company of the Company, whether prepared by Individual, the Company or anyone else.

     4. Termination.

     (a) Individual's employment hereunder may be terminated by Individual or the Company without cause upon at least 30 days' written notice to the other party.

     (b) At any time the Company shall have the right to terminate Individual's employment hereunder by written notice to Individual upon any of the following occurrences:

          (i) At any time after the first anniversary of the date hereof, Individual's disability for a continuous period of one hundred twenty (120) days, if such disability prevents him from performing his duties with the Company (as described in Section 1(b) above). The existence of such a period of continuous disability shall be determined by the Board of Directors in the exercise of its reasonable judgment;

          (ii) Individual's conviction of a felony or other serious crime involving moral turpitude;

          (iii) Individual's gross negligence or willful misconduct with respect to the Company (which shall include, but not be limited to, conduct bringing the Company into public disgrace or disrepute (other than such conduct that is performed at the direction of or with the consent or approval of the Board of Directors or a superior officer of the Company)) to an extent that would likely prohibit Individual from obtaining unemployment compensation benefits under Minnesota law (taking into consideration the body of case law in Minnesota interpreting the level and extent of conduct constituting gross negligence or willful misconduct sufficient to preclude the receipt of such benefits);

          (iv) A material breach by Individual of any of the terms or conditions of Sections 2 or 3 of this Agreement that is not cured to the reasonable satisfaction of the Company within thirty (30) days after notice thereof to Individual; provided, that the Company shall not be permitted to terminate Individual's employment pursuant to this subsection (iv) without at least thirty (30) days' prior written notice specifying the breach and permitting the Individual an opportunity to cure such breach.

     (c) In the event that Individual's employment with the Company is terminated by the Company, the Company shall pay to the Individual an amount equal to 2.99 times Individual's Base Salary, which amount shall be paid in thirty-six (36) equal monthly installments, commencing on the first day of the month immediately subsequent to the date of such termination and on the first day of each of the next thirty-five months thereafter; provided, that, with respect to the foregoing payment, Individual is not at that time in material breach of any of the terms of Sections 2 or 3 hereof. In addition, (i) upon the first anniversary of the closing date of the Merger, if Individual is still employed by the Company through such date, or (ii) in the event that Individual's employment with the Company is terminated by the Company during the first twelve (12) months after the closing date of the Merger, or (iii) in the event that Individual's employment with the Company is terminated by the Individual due to (x) the assignment to the Individual of duties inconsistent in any respect to the Individual's position or the diminution of authority, duties or responsibilities, (y) the required relocation of the Individual from his current primary work location, or (z) any breach by the Company of any provision of this Agreement, the Company shall within ten (10) days after such first anniversary date or termination date, as the case may be, pay to the Individual an additional lump sum payment in the amount of Four Hundred Thousand Dollars ($400,000) (the "Additional Payment"). The timing of any amounts of the foregoing payments shall be subject to postponement to the extent that payment of any such amount in the taxable year in which it was originally scheduled to be paid would result in a disallowance of a deduction for any such amount pursuant to either Section 162(m) or Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Any amount which is not paid in the taxable year

                                      (85)
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in which it was originally scheduled to be paid as a result of the postponement thereof pursuant hereto shall be payable in the next succeeding taxable year in which such payment will not result in the disallowance of a deduction pursuant to either Section 162(m) or 280G of the Code; provided, however, that (i) in any contract relating to the payment of the postponed payments, the prevailing party shall be entitled to receive attorneys' fees and related costs, and (ii) all postponed payments shall be placed in a Rabbi Trust or similar vehicle for the benefit of the person to whom it is owed in such a way that the amounts so transferred are not taxable to such person or deductible by the Company until payment from such vehicle to such person is made.

     (d) In the event of Individual's death, if Individual is still employed by the Company at the time of Individual's death, the Company shall pay to the Individual's estate an amount equal to 2.99 times Individual's Base Salary in the manner and subject to the terms and conditions set forth in Section 4(c) above.

     5. Termination of Other Agreements. Upon the execution of this Agreement, all other employment, severance, non-compete and other similar agreements between the Individual and the Company and/or any subsidiary (including, but not limited to, MI) or parent company of the Company shall immediately terminate and be of no further force and effect and, except as set forth in Section 1(c) above, no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein.

     6. Injunctive Relief. The parties hereto hereby acknowledge and agree that a breach by Individual of any of the covenants contained in Sections 2 or 3 of this Agreement may cause irreparable damage and harm to the Company, and that monetary damages may not be an adequate remedy for any such breach or may be virtually impossible to ascertain. Therefore, the parties hereto agree that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 2 or 3 of this Agreement by the Individual or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to any other remedies available to the Company.

     7. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand, when sent by facsimile transmission with acknowledgement of good transmission received, or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Company:

               Coram Healthcare Corporation

               -----------------------------

               -----------------------------

               -----------------------------

               -----------------------------

               Attn: Chief Executive Officer

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           If to the Individual:

               William J. Brummond

               -------------------

               -------------------

or to such other addresses as either party hereto may from time to time give notice of to the other party in the aforesaid manner.

     8. Miscellaneous.

     (a) This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except that the Company, without the consent of Individual, may assign its rights and obligations under this Agreement to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or of which 50% or more of the equity and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company, or (iii) that is the parent company of the Company; provided, that any such assignment shall not release the Company from its obligations hereunder, for which the Company will remain primarily responsible.

     (b) This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota. Each of the parties hereto hereby consents to the jurisdiction of the United States District Court and any state court of competent jurisdiction located within Hennepin County, Minnesota and hereby agrees that such courts will be proper forums in which to adjudicate any case or controversy arising under or relating to this Agreement.

     (c) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or which have not been terminated hereby.

     (d) The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     (e) No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

     (f) No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to a specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     (g) To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Individual acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

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     (h) This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

     (i) Sections 2 and 3 of this Agreement shall survive and continue in full force and effect and in accordance with their respective terms notwithstanding any termination of this Agreement or Individual's employment with the Company pursuant hereto.

     (j) Caption and section headings used herein are for convenience of reference only and are not a part of this Agreement and shall not be used in construing the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                         "COMPANY"

                                         CORAM HEALTHCARE CORPORATION

                                         By:
                                             -------------------------------
                                                James M. Sweeney, Chairman

                                         "INDIVIDUAL"


                                         -----------------------------------
                                                William J. Brummond

ACKNOWLEDGED AND AGREED TO:

MEDISYS, INC.

By:
    ---------------------------------
        William J. Brummond, Chief
     Executive Officer and President

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